UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2007
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts (Address of Principal Executive Offices)		02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On October 25, 2007, Clinical Data, Inc. (the “Company”) and its wholly-owned subsidiary Clinical Data B.V. (“BV”) of Spankeren, The Netherlands, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Elitech Holding B.V. (“Elitech”), a Netherlands corporation, and Elitech’s parent corporation, Financière Elitech S.A.S. of Puteaux, France, pursuant to which BV agreed to sell Elitech all of the issued and outstanding shares of its wholly-owned subsidiary Vital Scientific B.V. (“Vital Scientific”), a Netherlands corporation.
     This Amendment No. 1 amends and supplements the Current Report on Form 8-K filed by the Company on October 30, 2007. Item 9.01 is hereby amended as follows to include the filing of pro forma financial information required by Item 9.01.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
     The unaudited condensed consolidated balance sheet as of September 30, 2007 and March 31, 2007, the unaudited condensed consolidated statement of operations for the three months ended June 30, 2007, and the unaudited condensed consolidated statement of cash flow for the six months ended September 30, 2007, including the notes to such financial statements describing the Company’s discontinued operations, are filed with the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 11, 2007, and are incorporated by reference herein in their entirety.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: January 8, 2008